Calculation of Filing Fee Tables
S-8
FiscalNote Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan, as amended	Other	777,868	$ 0.0765	$ 59,506.90	0.0001381	$ 8.22
2	Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Employee Stock Purchase Plan	Other	162,482	$ 0.0765	$ 12,429.87	0.0001381	$ 1.72
Total Offering Amounts:						$ 71,936.77		$ 9.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9.94
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock, $0.0001 par value per share (the "Common Stock"), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock. The proposed maximum offering price per unit above is used solely for the purposes of calculating the registration fee and, pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, is based on the average of the high and low prices of the Common Stock as reported on the OTCID on August 11, 2026, which date is within five business days prior to the filing of this Registration Statement. The amount registered above represents an automatic increase equal to 777,868 shares of Common Stock (5% of the total number of shares of Common Stock outstanding on December 31, 2025), which annual increase is provided under the 2022 Long-Term Incentive Plan, as amended.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock. The proposed maximum offering price per unit above is used solely for the purposes of calculating the registration fee and, pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, is based on the average of the high and low prices of the Common Stock as reported on the OTCID on August 11, 2026, which date is within five business days prior to the filing of this Registration Statement. The amount registered above represents an automatic increase equal to 162,482 shares of Common Stock (1% of the total number of shares of the Company's capital stock outstanding on December 31, 2025), which annual increase is provided under the Registrant's 2022 Employee Stock Purchase Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources